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                                                                    Exhibit 10.6


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT (the "Agreement") dated this 1st day of June, 1997, between SPINCYCLE, INC., a Minnesota corporation (hereinafter referred to as the "Company"), and CHRISTOPHER A. LOMBARDI (hereinafter referred to as "Executive"):


                              W I T N E S S E T H:


         WHEREAS, the Company has hired Executive as an employee and as Chief Development Officer of the Company; and

         WHEREAS, the Company and Executive desire to set forth in this Agreement the terms, conditions and obligations of the parties with respect to such employment and this Agreement is intended by the parties to supersede all previous agreements and understanding, whether written or oral, concerning such employment.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts employment as Chief Development Officer of the Company upon the terms and conditions hereinafter set forth. Executive shall perform such duties and responsibilities for the Company which are commensurate with his capacity as may be assigned him by the Chief Executive Officer of the Company and the Company's Board of Directors. In connection with the duties to be performed pursuant to this Agreement, Executive shall report directly to the Chief Executive Officer of the Company. Incident to the performance of such duties, Executive shall be provided by the Company with office space, facilities and secretarial assistance commensurate with his position.

         2. TERM. The initial term of Executive's employment hereunder shall be for a period beginning on the date hereof and ending three years from the date hereof. Unless either party shall give the other party at least ninety (90) days written notice prior to the expiration of any Term of his or its intention to terminate this Agreement, the term of this Agreement shall be extended for additional one year terms thereafter, subject to the provisions of Section 5 hereof. For the purposes of this Agreement, "Term" shall mean the initial term and any applicable extended term.

         3. COMPENSATION.
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                  3.1 Base Salary. The Company agrees to pay Executive during the initial term a minimum annual base salary of $120,000. The salary shall be payable at intervals not less often than monthly and otherwise in accordance with the Company's policies. Such salary shall be reviewed annually by the Company's Board of Directors.

                  3.2 Incentive Bonus. Executive shall be entitled to participate in an incentive bonus or compensation plans or programs which may be established by the Board of Directors of the Company from time to time.

                  3.3 Participation in Benefit Plans. Executive shall also be entitled to participate in all employee benefit plans or programs (including vacation time) of the Company to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this Agreement, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

                  3.4 Expenses. The Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expense verification.

                  3.5 Options. Executive shall be eligible to participate in the Company's Employee Stock Option Plan.

         4. EXTENT OF SERVICE. Executive shall devote his entire time, attention and energies to the business of the Company and shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Executive from (a) investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of Executive in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of an investor; (b) purchasing securities in any corporation whose securities are publicly traded; or (c) accepting appointments to the boards of directors of other companies provided that the Chairman of the Company approves of such appointments and Executive's performance of his duties on such boards does not result in a violation of his covenants under Section 5 hereof.

         5. CONFIDENTIAL INFORMATION AND COVENANT NOT TO COMPETE. All payments and benefits to Executive under the Agreement shall be subject to Executive's compliance with the provisions of this Section 5.






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                  5.1 Confidential Information.

                           (a) Except as permitted or directed by the Company's Board of Directors, during the term of this Agreement or at any time thereafter Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company which Executive has acquired or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated companies prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspect of the business of the Company. Executive acknowledges that the above described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of the Agreement, Executive will refrain from any acts or omissions that would reduce the value of such confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Executive.

                           (b) Upon termination of his employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

                  5.2 Litigation Support. Executive shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which the Company or any of its subsidiaries or affiliates is, or may become a party. Executive's reasonable expenses (including travel and reasonable attorneys fees) incurred in complying with this covenant shall be promptly reimbursed.






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                  5.3 No Solicitation of Employees. Executive agrees that during the Term of this Agreement and continuing for a period of one year after the termination of this Agreement, neither Executive nor any person or enterprise controlled by Executive will solicit for employment any person employed by the Company.

                  5.4 Covenant Not to Compete. Executive agrees that during the Term of this Agreement and for a period of one year after the termination of this Agreement neither Executive nor any person or enterprise controlled by Executive will become a stockholder, director, officer, principal, agent, consultant, partner or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which competes with the Company in any geographic area in which the Company does business during the Term or in any geographic area in which the Company has otherwise established its goodwill, business reputation, or any customer or supplier relations.

                  5.5 Remedies for Breach of Covenants. In the event that a covenant included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in Sections 5.1 through 5.4, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

         If Executive violates any of the covenants contained in this Section 5, then the Company's obligation to make any payments to Executive otherwise due him under this Agreement shall immediately cease. In addition, Executive acknowledges that any material breach of his covenants contained in Sections 5.1 through 5.4 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive of or preclude the Company from any other remedy.

         6. TERMINATION.

                  6.1 Death or Disability. If Executive should die or become physically or mentally disabled and unable to perform duties hereunder for a continuous period in excess of ninety (90) days in any one hundred eighty (180) day period (in the reasonable opinion of the Company), which event shall result in the termination of Executive's employment with the Company, the Company shall continue to pay Executive's current base salary (less the amount of any disability benefit payments paid or payable to Executive during such period from disability benefits maintained and paid for by the Company) for the balance of the calendar year in which





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such death or disability occurs, but in no event for not less than one hundred eighty (180) days, plus any bonus payments which have fully accrued at the date of termination pursuant to this Section 6.1. In addition, in the event of disability, Executive's participation in any medical, health, accident, disability, death, life insurance or similar plan in which Executive was participating immediately prior to termination shall continue for the period in which payments are being made under this Section at the Company's expense (subject to any normal employee contributions, if any), although any continuation of health coverage shall count toward the "COBRA" continuation of coverage period. The payments to be made under this Section shall be made to Executive, or in the event of Executive's death, to such beneficiary as Executive may designate in writing to the Company for that purpose, or if Executive has not so designated, then to the spouse of the Executive, or if none is surviving, then to the personal representative of the estate of Executive. This Section shall not be effective after any Termination pursuant to Section 6.2.

                  6.2 Termination for Cause. The Company shall have the right to terminate this Agreement for "Cause" upon thirty (30) days prior written notice if, in the reasonable determination of the Company, Executive has engaged in misconduct so as to constitute "Cause." For purposes of this Agreement, such misconduct shall be defined as:

                           (a) Executive's failure or refusal, after written notice thereof, to perform specific directives approved by a majority of the Board of Directors which are consistent with the scope and nature of Executive's duties and responsibilities as Chief Development Officer of the Company;

                           (b) Dishonesty of Executive which directly or indirectly has a materially adverse affect on the Company;

                           (c) Habitual drunkenness or use of drugs which interferes with the performance of Executive's duties and obligations under this Agreement;

                           (d) Executive's commission of a felony or of any crime involving moral turpitude, fraud, defalcation, or misrepresentation;

                           (e) Any gross or willful misconduct of Executive resulting in substantial loss to the Company or substantial damages to the Company's reputation;

                           (f) Any breach of Executive's covenants contained in Sections 5.1 through 5.4 hereof.

         If this Agreement is terminated for Cause pursuant to this Section 6.2, the Company shall have no further obligations to Executive under this Agreement. However, Executive's covenants under Sections 5.1 through 5.4 hereof shall remain in full force and effect.





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                  6.3 Termination by Company. If the Company terminates the
employment of Executive during the initial Term or during any succeeding Term for any reason other than as specified in Sections 6.1 or 6.2, Executive shall be entitled to the following liquidated damages: (i) an amount equal to twelve month's base salary and (ii) any bonus payable hereunder which has been fully accrued at the time of termination. Such amounts shall be paid in twelve month installments beginning on the 1st day of the calendar month coincident with or immediately following termination of service. In the event of the death of Executive, all remaining payments hereunder shall be payable to Executive's beneficiary described in Section 6.1. The Company shall not be deemed to have waived its right to terminate this Agreement under this Section 6.3 merely because Executive's ability to accrue certain benefits under this Agreement ceases due to the exercise by the Company of its right to terminate this Agreement.

                  6.4 Termination by Executive. If Executive voluntarily terminates his employment prior to the expiration of the Term of this Agreement, this Agreement shall terminate forthwith and all obligations of each party to the other shall terminate immediately, other than the Company's obligation to pay base salary accrued to the date of termination.

         7. WITHHOLDING OF TAXES. The Company may withhold from any benefits payable under the Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         8. FACILITY OF PAYMENT. If the Company shall find that any person to whom any amount is or was payable hereunder is unable to care for his affairs because of illness or accident, or is a minor, or has died, then the Company, if it so elects, may direct that any payment due him or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof, be paid or applied for the benefit of such person or to or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by said Board to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Board may deem proper. Any such payment shall be in complete discharge of the liability of the Company therefor.

         9. UNSECURED CREDITOR STATUS. Executive shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Agreement. Nothing contained in the Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Executive, his beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.





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         10. NON-ALIENATION OF BENEFITS. Except insofar as applicable law may otherwise require, no amount payable to or in respect of Executive at any time under the Agreement shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; provided, however, that nothing in this Section 10 shall preclude Executive from designating a beneficiary or beneficiaries to receive any benefit on his death.

         11. SEVERABILITY. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

         12. ENTIRE UNDERSTANDING. This Agreement contains the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Agreement cannot be changed, rescinded or terminated orally.

         13. NOTICES. Any notice required or permitted to be given under this Agreement shall he in writing and shall be deemed to have been given when deposited in the U.S. mail in a registered, postage prepaid envelope addressed:
If Executive, at his address set forth below, and if to the Company, c/o Chief Executive Officer, SpinCyle, Inc., 10925 Valley View Road Suite 100, Eden Prairie, Minnesota 55344.

         14. ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this
Section 14.






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         15. MISCELLANEOUS.

                  15.1 This Agreement shall be subject to and governed by the laws of the State of Arizona.

                  15.2 Failure to insist upon strict compliance with any provisions hereof shall not be deemed a waiver of such provisions or any other provision hereof.

                  15.3 The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                   SPINCYCLE, INC.


                                   By /s/ Patrick A. Clifton
                                      ------------------------------------------
                                      Chief Executive Officer


                                   /S/ Christopher A. Lombardi
                                   ---------------------------------------------
                                   Christopher A. Lombardi

                                   Address:
                                           -------------------------------------

                                   ---------------------------------------------



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